UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

AOTS 30, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53745	27-0339634
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL	33308
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 203-2902

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 16, 2012, AOTS 30, Inc., a Delaware corporation (the "Company"), entered into a Share Exchange Agreement (the “Agreement”) with U.S. Mining, Inc., a Delaware corporation (“U.S. Mining”) and the sole shareholder of U.S. Mining (the “Stockholder”).  Pursuant to the Agreement, the Company agreed to issue to the Stockholder or designees of the Stockholder, such number of shares of common stock of the Company that are equal to 95% of the total issued and outstanding shares of common stock of the Company (the “Shares”) following the closing of the transactions contemplated by the Agreement in exchange for $50,000 and all of the issued and outstanding shares of common stock of U.S. Mining held by the Stockholder (the “Share Exchange”).

 In addition, pursuant to the terms and conditions of a repurchase agreement, dated as of April 16, 2012 (the “Repurchase Agreement”), for an aggregate purchase price of $50,000, the Company agreed to repurchase from its sole stockholder, WestPark Capital Financial Services LLC (the “Sole Stockholder”), such number of shares of issued and outstanding common stock of the Company, owned by the Sole Stockholder, so that the Sole Stockholder, or any designees of the Sole Stockholder, will retain 5% of the total number of issued and outstanding shares of common stock of the Company following the closing of the transactions contemplated by the Share Exchange.

The consummation of the Share Exchange is subject to certain conditions and if consummated will result in a change in control of the Company.  In connection with the change of control there will be a new board of directors and management of the Company.

The descriptions of the Agreement and Repurchase Agreement described herein are intended to be a summary only and are qualified in their entirety by the terms and conditions of the Agreement and Repurchase Agreement attached hereto as Exhibits 2.1 and 10.1, respectively.

 ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

Upon the closing of the Share Exchange, the Company will issue the Shares to the Stockholder, or any designees of the Stockholder, in exchange for $50,000 and all of the issued and outstanding shares of common stock of U.S. Mining held by the Stockholder. The shares to be issued to the Stockholder or any designees of the Stockholder will not be registered under the Securities Act of 1933 (the “Securities Act”) and will be issued pursuant to the exemption from registration provided by Rule 506 promulgated under Section 4(2) of the Securities Act in so far as: (1) the transfer of the securities is restricted by the in accordance with Rule 502(d); (2) there are no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b) after taking into consideration all prior investors under Section 4(2) of the Securities Act within the six months preceding the transaction; and (3) the offer and sale is not effected through any general solicitation or general advertising within the meaning of Rule 502(c).

ITEM 9.01      FINANCIAL STATEMENT AND EXHIBITS

d) Exhibits.

Exhibit No.	Description

2.1	Share Exchange Agreement, dated April 16, 2012
10.1	Repurchase Agreement, dated April 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOTS 30, INC.

Date: April 20, 2012	By:	/s/ Richard Rappaport
	Name:	Richard Rappaport
	Title:	President